Exhibit 10.2
ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum to Employment Agreement is made on this 2nd day of December, 2010, between Celsius Holdings, Inc. (“Employer”) and Geary W. Cotton (“Employee”).

WHEREAS, Employer and Employee entered into an Employment Agreement on January 20, 2010; and,

WHEREAS, Employer wishes to continue employing Employee and Employee wishes to continue to be employed pursuant to the terms of this Employment Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Addendum to Employment Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 4.1. Base Salary, shall be modified as of December 3, 2010, to an annual base salary of $96,000; provided that, upon the closing of a change of control event, as defined in section 9.4. (a), or at closing of a transaction whereby the Employer sells all material intellectual property, Employer shall pay Employee the difference between Employee’s prior annual base salary of $120,000.00 and the $96,000.00 annual base salary agreed to herein, multiplied by the full and partial years from December 3, 2010 to the date of any such closing.

No other terms will be modified and remain the same

IN WITNESS WHEREOF, the parties have executed this Employment Agreement in duplicate on the date and year first above written.

EMPLOYEE:

_____/s/ Geary Cotton________________
Geary W. Cotton

EMPLOYER:

CELSIUS HOLDINGS, INC.

By: __/s/ Stephen Haley_______________
       Stephen C. Haley, Chief Executive Officer